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                                                                    EXHIBIT 3.15

                            CERTIFICATE OF FORMATION

                                       OF

                   SUNOCO LOGISTICS PARTNERS OPERATIONS GP LLC

     This Certificate of Formation, dated December 12, 2001, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the "Act") to form a limited liability company (the "Company") under the Act.

     1.   Name. The name of the Company is:

          Sunoco Logistics Partners Operations GP LLC

     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

          Corporation Trust Center
          1209 Orange Street
          Wilmington, Delaware 19801.

     The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

          The Corporation Trust Company
          Corporation Trust Center
          1209 Orange Street
          Wilmington, Delaware 19801.

     EXECUTED as of the date written first above.

                                                     By: /s/ Jeffrey W. Wagner
                                                        -----------------------
                                                     Name: Jeffrey W. Wagner
                                                           Authorized Person